UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026 (September 22, 2026)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) On September 23, 2026, Ann D. Janssen informed the Board of Directors (Board) of EOG Resources, Inc. (EOG) of her decision to retire from EOG. In connection with Ms. Janssen’s transition toward retirement, her last day of service as EOG’s Executive Vice President and Chief Financial Officer and principal financial officer will be December 31, 2026. Beginning January 1, 2027, Ms. Janssen will be employed as an advisor to EOG.

Ms. Janssen, who joined a predecessor of EOG in 1995, has served as EOG’s Executive Vice President and Chief Financial Officer and principal financial officer since January 2024 and previously served as EOG’s Senior Vice President and Chief Accounting Officer from February 2018 through December 2023. Prior to that, Ms. Janssen held various finance and accounting leadership roles of increasing responsibility.

Also on September 23, 2026, the Board appointed Jeffrey W. Hibbard, 44, as EOG’s Executive Vice President and Chief Financial Officer and principal financial officer (replacing Ms. Janssen), in each case, effective January 1, 2027. Mr. Hibbard has served as EOG’s Senior Vice President, Finance since joining EOG in August 2025. Before joining EOG, Mr. Hibbard worked for Morgan Stanley for more than 20 years, in various investment banking roles of increasing responsibility, and most recently served as a Managing Director in Morgan Stanley’s Global Energy Group.

For additional information, see the press release issued by EOG on September 24, 2026, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(e) On September 22, 2026, the Compensation and Human Resources Committee of the Board (Compensation Committee) approved certain amendments to EOG’s long-term incentive awards to executive officers and other employees.

Amended Vesting Schedule for Restricted Stock/RSU Grants. In order to enhance the recruiting and retention objectives of EOG’s compensation program and align EOG’s compensation practices with the compensation practices of EOG’s peer companies (with whom EOG competes for personnel), the Compensation Committee amended the vesting schedule for future grants of restricted stock and restricted stock units (RSUs) to provide for ratable (i.e., pro rata) vesting over three years (i.e., one-third per year). Previous grants of restricted stock and RSUs provided for “cliff” (i.e., 100%) vesting three years from the date of grant.

The amended vesting schedule will govern future grants of restricted stock and RSUs, beginning with the grants awarded by the Compensation Committee effective September 25, 2026.

The updated forms of award agreements for grants of restricted stock and RSUs, reflecting the amended vesting schedule and certain conforming changes to the termination provisions applicable to the grants, will be filed as exhibits to EOG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Amendments to Form of Performance Units Award Agreement. Also on September 22, 2026, the Compensation Committee approved certain amendments to EOG’s form of award agreement for grants of RSUs with performance-based conditions (performance units), including an amendment to provide that, in the event EOG’s total shareholder return (TSR) over the three-year performance period is negative (i.e., less than 0%) and the performance multiple (as adjusted for the “Absolute ROCE Modifier”) exceeds target (i.e., 100%), the portion of the performance multiple that exceeds target shall be reduced by 50% (i.e., shall be halved) in determining the applicable performance multiple. Such provision replaces the “Negative TSR Cap” provision included in EOG’s previous form of award agreement.

In addition, the Compensation Committee approved updated peer companies for inclusion in the amended form of award agreement, which will govern future grants of performance units, beginning with the grants awarded by the Compensation Committee effective September 25, 2026.

The amended form of award agreement for grants of performance units, reflecting the above-described negative TSR modifier and the updated peer companies, will be filed as an exhibit to EOG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of EOG Resources, Inc. dated September 24, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: September 24, 2026	By:	/s/ Ann D. Janssen
Ann D. Janssen
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)

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